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                                                                  EXHIBIT 10.3.5

                              SUBLEASE AGREEMENT


The Sublease Agreement (the "Sublease") is entered into on this the 23rd day of April 1996, by and between DOMINION OIL AND GAS CORPORATION (Sublessor"), and THE COMPANY DOCTOR ("Subleasee").


WHEREAS, Sublessor is the Tenant under that certain Lease Agreement (the "Lease") as noted on the attached Exhibit "A", entered into as of December 31, 1993, with Teachers Insurance and Annuity Association of America (Landlord), and

SUBLESSOR HEREBY LETS to Sublessee approximately 3,172 rentable square feet of space (the "Demised Premises") located at 5215 N. O'Connor Boulevard, Suite 1800, Irving, Texas 75039.

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

1. SUBLEASE. Sublessor, for and in consideration of the rents and covenants hereinafter specified to be paid and performed by Sublessee, does hereby lease, demise and let unto Sublessee the Demised Premises.

2. TERM. The term of this Sublease shall commence on June 1, 1996 (the "Commencement Date"), and shall terminate on February 28, 1999 (the "Termination Date"), unless sooner terminated as provided herein.

3. RENTAL. Commencing with the Commencement Date and continuing monthly on the first day of each month throughout the term of the Sublease, Sublessee shall pay Sublessor in lawful money of the United States of America at Dominion Oil USA, PO Box 292605, Lewisville, TX 75029, or such other place as Sublessor shall direct Sublessee in writing, the total sum of $136,165.92 in equal monthly installments of $4,126.24.

4. SECURITY DEPOSIT. The Sublessee shall pay to Sublessor an amount of $4,126.24, that being the equivalent of one month's current rent, as a Security Deposit for full and faithful perfomance by the Sublessee of the covenants and obligations of the Tenant as set forth in the Lease. Such Security Deposit shall not bear interest and shall not be considered an advance payment of rent or a measure of Sublessor's damages in case of a default by Sublessee.

5. NOTICES. Sublessee shall deliver to Sublessor duplicate copies (or if oral, written summaries) of all notices required or permitted to be given by Tenant pursuant to the Lease or
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received from the Landlord pursuant to the Lease.  All notices given hereunder shall be in writing addressed to either the Sublessor or Sublessee at the address specified in Paragraph 9.(c) hereof and shall be deemed delivered and received upon actual delivery to such address.

6. DEFAULT. Each of the following events shall be deemed to be an Event of Default (herein so called) under this Sublease:

        (a) Sublessee's failure to timely pay any amounts as required in Paragraph 3 hereof;

        (b) Sublessee's failure to timely comply with any term, provision or covenant of this Sublease or those provisions of the Lease furnished to Sublessee; this

        (c) an assignment for the benefit of creditors is made by Sublessee or any guarantor of Sublessee's obligations under this Sublease;

        (d) the filing by Sublessee or any guarantor of Sublessee's obligations under this Sublease of a petition seeking an order for relief under Title 11 of the United State Code, as amended, or under similar law or statue of the United States or state thereof; the filing of a petition seeking an order for relief under Title 11 of the United States Code, or under any similar law or statute of the United States thereof, against Sublessee or any guarantor of Sublessee's obligations under this Sublease which petition is not dismissed with prejudice within sixty (60) days from the date of filing:

        (e) the appointment of a receiver or trustee for Sublessee's interest in the Lease, or all or substantially all of the assets of the Sublessee or any guarantor of Sublessee's obligations under the Sublease which receivership is not terminated or stayed within sixty (60) days from such appointment;

        (f) Sublessee or any guarantor of Sublessee's obligations under this Sublease becomes insolvent or makes a transfer in fraud of creditors; or

        (g) Sublessee deserts, abandons or vacates the Demised Premises or any substantial portion of the Demised Premises.

7. REMEDIES. Upon the occurrence of any Event of Default, in addition to all other remedies at law or in equity to which Sublessor shall be entitled, sublessor shall be entitled to all remedies of the Landlord pursuant to the Lease as set forth therein.

8. BROKERAGE. Sublessor and Sublessee each warrant that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Sublease other than Baker Commercial Realty, Inc. and Terren Commercial ("Brokers") and Sublessor agrees to indemnify
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Sublessee against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent. The brokerage commission payable to the Brokers will be paid by the Sublessor pursuant to a separate agreement between the Sublessor and the Brokers.

9.      MISCELLANEOUS

        (a) This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        (b) This Sublease cannot be changed or amended without a document signed by Sublessor and Sublessee, and consented to by Landlord.

        (c) Notices given by either party pursuant to this Sublease may be hand delivered, or sent by facsimile or certified mail, return receipt requested, addressed as follows:

        If to Sublessor:        Dominion Oil and Gas Corp.
                                P.O. Box 292605
                                Lewisville, TX  75029
                                Attn: James LaPorte

        If to Sublessee:        The Company Doctor
                                1200 Copeland Road, Suite 100
                                Arlington, TX  76001
                                Attn: Fred Parrish, COO

IN WITNESS WHEREOF, each of the parties hereto has executed this Sublease as of the date first above written.

SUBLESSOR:                              SUBLESSEE:

DOMINION OIL AND GAS CORP.              THE COMPANY DOCTOR


By: \s\ JAMES B. LAPORTE              By: \s\ FRED G. PARRISH
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Name: James B. LaPorte                Name: Fred G. Parrish
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Title: Managing Director              Title: COO
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